Exhibit 10.23



                                                  December 27, 2005

Elk Associates Funding Corp.
747 Third Avenue
New York, NY 10017

Re: $16,000,000 line of credit

Gentlemen or Ladies:

     Citibank, N.A. ("Citibank")is pleased to advise you it holds available for Elk Associates Funding Corporation (the "Borrower"), a corporation organized and in good standing under the laws of the State of New York, a line of credit (the "Line")in the amount of $16,000,000, subject to the following terms and conditions:

     1. Description of the Line:

         Loans provided under the Line shall be evidenced by Citibank's Master Note (the "Note") in the amount of the Line.
Each advance thereunder shall bear interest at a rate to be elected by the Borrower at the time of each request for an advance equal to either:

        (i) Prime Rate Option:     A rate of interest equal to 1/2%
below the prime rate of interest as published in the Money Rates column of the Wall Street Journal from time to time (the "Prime Rate").
Any change in the Prime Rate shall take effect on the date of the change in the Prime Rate, or

        (ii)  LIBOR Rate Option:     A rate of interest equal to the
Reserve Adjusted LIBOR, as such term is defined in the Note, plus a margin of 150 basis points for interest periods of 30, 60, or 90 days.


    Interest on the unpaid principal balance of the Note from time to time outstanding shall be payable monthly in arrears commencing on the first day of the month following the date of the first advance under the Note.
Any advance under the Line made by Citibank in its discretion shall be in the amount not less than $100,000 for Prime Rate advances and $250,000 for LIBOR Rate advances.

     In the case of a Prime Rate advance, such advance may be prepaid, in whole or in part, in increments of not less than $100,000, without premium or penalty.

     The Borrower agrees to indemnify Citibank and hold Citibank harmless from any loss or expense that Citibank may sustain or incur, as more particularly described in the Note should the Borrower make any prepayment
of the principal of an advance hereunder bearing interest at the LIBOR Rate or in the event of a default by the Borrower in the payment or performance of any terms of the Note or this line letter.

	Notwithstanding anthing to the contrary contained herein, availability under the Line shall be subject to such limitations as may be imposed by the US. Small Business Administration (the "SBA") from time to time pursuant to a borrowing base formula established and monitored by the SBA.

	In addition, availability under the Line shall be reduced by the greater of (a) a $237,000 assumed exposure under two $5,000,000 swap agreements between the Borrower and Citibank due October 15, 2007 and October 14, 2008, respectively plus the assumed exposure on any hereafter created swap agreements or (b) the Bank's actual liability or obligations in connection with such swap agreements.

	The Borrower acknowledges and agrees that the Line is uncommitted and requests for advances or extensions of credit thereunder shall be approved in the discretion of Citibank, which may refuse to make an extension of credit under the Line at any time without prior notice to the Borrower, and that the performance or compliance by the Borrower of the agreements contained in this letter, or in any other document or agreement evidencing or securing such advances or extensions of credit, shall not obligate Citibank to make an advance or provide an extension of credit thereunder.

	Subject to the terms and conditions hereof, the Line shall be available until December 31, 2006.

  2.	Purpose of the Line:

	The purpose of the Line shall be to support a portion of the loan portfolio of the Borrower.

  3.	Guarantors:

	Repayment of all loans, extensions of credit and financial accommodations provided under the Line together with interest and costs thereon shall be guaranteed, jointly and severally, by Ameritrans Capital Corporation ("Ameritrans"), EAF Holding Corporation and Elk Capital Corporation
(the "Corporate Guarantors") and Medallion Auto Management LLC,
EAF Enterprises LLC,EAF Leasing II LLC and EAF Leasing III LLC
(the "LLC Guarantors") pursuant to Citibank's Guarantee of All Liability.

  4.	Security for the Line:

	The Line shall be secured by a first priority security interest in all assets and personal property of the Borrower, the Corporate Guarantors and the LLC
Guarantors pursuant to Citibank's General Security agreement and duly filed
UCC-1 Financing Statements. The priority of Citibank's security interest shall be ranked equally with the security interest in favor of Israel Discount
Bank of New York ("IDB") and Bank Leumi USA ("Bank Leumi") pursuant to an intercreditor agreement among the banks satisfactory to Citibank.


  5.	conditions Precedent:

	Prior to the Borrower's initial request for an advance under the Line, it shall hae provided to Citibank, if it has not already done so:

	(i) A copy of the resolutions passed by the Borrower's Board of Directors certified by its Secretary as being in full force and effect authorizing the borrowing described herein and the execution of all documents and agreements required by Citibank to evidence and secure the Line; and

	(ii) A certified copy of the certificate of incorporation of the Borrower.

   6.	Financial Reporting:

	The Borrower shall provide to Citibank:

	(i)	As soon as available, but in any event within one hundred twenty (120)
days after the last day of each fiscal year, a balance sheet of the Borrower, as of such last day of the fiscal year, and statements of income and retained earnings and cash flows for such fiscal year prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, such statements to be audited by a firm of independent certified public accountants satisfactory to Citibank.

	(ii)	As soon as available, but in any event within one hundred twenty (120)
days after the last day of each fiscal year, copies of form 10-K of Ameritrans, filed or to be filed with the Securities and Exchange Commission, which shall include consolidated and consolidating balance sheets and consolidated and consolidating statements of income and retained earnings and cash flows for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, such statements to be audited by a firm of independent certified public accountants satisfactory to Citibank.

	(iii)	As soon as available, but in any event within ninety (90) days after the end of each fiscal quarter, copies of Form 10-Q Ameritrans, filed or to be filed with the Securities Exchange Commission, which shall include consolidated and consolidating balance sheets and consolidated and consolidating statements of income and retained earnings and cash flows for such quarter, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, such statements to be audited by a firm of independent certified public accountants satisfactory to Citibank.

		Each of the financial statements specified in Sections (i), (ii) and
(iii) above shall be accompanied by a certificate signed by the president or chief financial officer of the Borrower to the effect that such statements fairly present the financial condition of the Borrower and Ameritrans as of the balance sheet date and results of the operations of the Borrower and Ameritrans for the period(s) then ended in accordance with generally accepted accounting principles consistently applied.

	(iv)	As soon as available, but in any event within sixty (60) days after the end of each calendar quarter, (a) copies of the borrowing Base Certificates submitted quarterly by the Borrower to the SBA demonstrating compliance with the SBA borrowing formula and (b) copies of the Borrower's loan lists and copies of custodian reports generated by IDB, all in form and substance satisfactory to Citibank.

	(v)	As soon as available, but in any event within thirty (30) days after the end of each calendar month, copies of the Borrower's delinquency reports, all in form and substance satisfactory to Citibank.

	(vi)	Such other financial or additional information as Citibank may from time to time request.

   7.	Special Requirements:

	a.	The Borrower agrees to maintian at all times:

		(i)	a tangible net worth (the sum of capital surplus, earned
surplus, capital sotck and such other items as are allowable under generally accepted accounting principles minus deferred charges, intangibles, receivables due from stockholders, officers or affiliates and tresury stock) in an amount not less than $12,500,000.

		(ii) 	a maximum leverage ratio (the ratio of total unsubordinated
liabilities to "capital base") of not greater than 2.0 to 1.0.  Capital Base shall mean the sum of capital surplus, earned surplus, capital stock and such other items as are allowable under generally accepted accounting principles and subordinated liabilities minus deferred charges, intangibles, receivables due from stockholders, officer of affiliates and treasury stock.

	b.	The Borrower covenants and agrees not to apply for or accept crdit facilities from institutional ro other lenders of funds in an amount in excess of 440,000,000 in the aggregate for all such credit facilities.

	c.	The Borrower agrees that, with the exception of medallion loans which shall constitute at all times not less than sixty-five (65%) of the Borrower's total loan portfolio, loan concentrations in any other single industry shall not exceed twenty-five (25%) of the Borrower's aggregate loan receivable portfolio.

	d.	The Borrower agrees that any security interest in its assets and personal property that it may have previously granted or may hereafter grant to the SBA will rank junior to the security interest in favor of Citibank, IDB and Bank Leumi pursuant to a form of subordination agreement satisfactory to Citibank.

	e.	The Borrower agrees that the Line shall be "cross defaulted" to the obligations of the Borrower to IDB and Bank Leumi such that the occurrence of a default under any of such obligations shall constitute a default under the
Line and the Note.

	f.	The Borrower agrees to limit its ownership to forty (40) taxi medallions through four of its five leasing subsidiaries, comprised of the LLC Guarantors excluding Medallion Auto Management LLC.

	g.	The Borrower agrees to permit Citibank or its agents or
representatives to conduct an annual field examination of the Borrower's books and records and operations, which filed examination shall disclose no material adverse facts or ciercumstances not currently known to Citibank.

   8.	Integration:

	This letter amends, replaces and supersedes that certain letter agreement dated December 14, 2004 between the Borrower and Citibank.

   9.	Acceptance:

	If the foregooing is acceptable, please so indicate by signing and returning this letter before January 10, 2005, the date this letter will otherwise expire, unless extended in writing by Citibank.



						Very truly yours,



						CITIBANK, N.A.


						By: /s/Melina Granato
                                              ------------------------
						    Melina Granato
						    Vice President

Agreed and Accepted this
        day of

ELK ASSOCIATES FUNDING CORPORATION



By: /s/ Gary C. Granoff
-------------------------------
    Name:   Gary C. Granoff
    Title:  President







     The Borrower acknowledges and agrees that the Line is uncommitted and requests for advances or extensions of credit thereunder shall be approved in the discretion of Citibank, which may refuse to make an extension of credit



                       MASTER NOTE (Eurodollar/Prime Rate)

$16,000,000                                              Date:

      FOR VALUE RECEIVED, the undersigned, a New York corporation, promises to pay to the order of CITIBANK, N.A. (the "Bank"), on or before December 31, 2006 (the "Maturity Date"), the sum of Sixteen Million Dollars ($16,000,000), or, if less, the aggregate unpaid principal amount of all advances made by the Bank pursuant to the line of credit (each an "Advance" and collectively, the "Advances"), not to exceed an aggregate amount at any one time outstanding of Sixteen Million Dollars ($16,000,000), available to the undersigned hereunder (the "Line") together with interest thereon as set forth herein.

      Each Advance hereunder which is a Eurodollar Advance (as defined below) shall bear interest on the unpaid principal amount thereof for the Interest Period applicable thereto at a rate per annum equal to the Reserved Adjusted LIBOR determined for each Interest Period therefor in accordance with the terms of this Note plus a margin of 150 basis points. Each Advance which is a Prime Rate Advance (as defined below) shall bear interest on the unpaid principal amount thereof from the date thereof until payment of such Prime Rate Advance in full at a fluctuating rate per annum equal to 1/2% below the Prime Rate. The undersigned shall notify the Bank not later than 12 noon three Business Days prior to each Advance hereunder which the undersigned requests to maintain at a rate of interest based on Reserved Adjusted LIBOR (a "Eurodollar Advance"), and not later than 12 noon on the date of each Advance which the undersigned requests to maintain at a rate of interest based on the Prime Rate (a "Prime Rate Advance"). All requests for Advances shall be irrevocable and shall be in the minimum amount of $100,000 with respect to each Prime Rate Advance and $250,000 with respect to each Eurodollar Advance. Each request by the undersigned for an Advance hereunder shall specify whether the requested Advance is a Eurodollar Advance or a Prime Rate Advance, the proposed date to fund the Advance, and if a Eurodollar Advance is requested, the Interest
 Period applicable thereto.

      Any Eurodollar Advance may be continued as a Eurodollar Advance upon expiration of an Interest Period with respect thereto by complying with the notice provisions contained in the definition of the Interest Period; provided, however, that no Eurodollar Advance may be continued as such when any Event of Default or event which upon notice, passage of time or both would constitute an Event of Default has occurred and is continuing but shall be automatically converted to a Prime Rate Advance on the last date of the Interest Period in effect when the Bank is notified of such default or Event of Default.

      The undersigned may elect from time to time to convert outstanding Eurodollar Advances to Prime Rate Advances by giving the Bank at least three Business Days prior irrevocable notice of such election; provided that any conversion of a Eurodollar Advance may be made only on the last day of an Interest Period with respect thereto. The undersigned may elect from time to time to convert an outstanding Prime Rate Advance to a Eurodollar Advance by giving the Bank irrevocable written notice of such election not later than 12 noon, three Business Days prior to the date of the proposed conversion and further provided that (i) the conversion shall be in the minimum principal amount of $250,000 and (ii) no Event of Default or event upon notice, passage of time or both would constitute an Event of Default shall have occurred and be continuing.

      Interest in respect of Prime Rate Advances shall be payable on the first day of each month commencing on the first such date to occur after the date the Advance is made, and on the Maturity Date. Interest in respect of Eurodollar Advances shall be payable on the last day of the Interest Period in respect thereof. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. All payments hereunder shall be payable in immediately available funds in lawful money of the United States. The undersigned authorizes the Bank to charge any of the undersigned's accounts for payment of principal or interest. Any payment of principal of orinterest payable hereunder which is not paid when due, whether at maturity, by acceleration, or otherwise, shall bear


----------
This note provides that interest be paid in respect of Prime Rate Advances and on the last day of any Interest Period in respect of Eurodollar Advances.

interest from the date due until paid in full at a rate per annum equal to three percent (3%) above the rate otherwise payable with respect thereto.

      All requests for advances shall be irrevocable and must be received by the Bank no later than 12:00 noon on the date of the proposed advance.
The Bank may act without liability upon the basis of telephonic notice believed by the Bank in good faith to be from the undersigned.
In each such case, the undersigned hereby waives the right to dispute the Bank's record of the terms of such telephonic notice. All advances under the Line are at the Bank's sole and absolute discretion and the Bank, at its option and in its sole and absolute discretion and without notice to the undersigned, may decline to make any advance requested by the undersigned.

      Subject to the terms and conditions hereof and the terms and conditions set forth in any agreement in writing between the Bank and the undersigned, the undersigned may borrow, repay in whole or in part, and reborrow on a revolving basis, up to the maximum amount of the Line. Prime Rate Advances may be prepaid without premium or penalty together with accrued interest thereon to and including the date of the prepayment. Eurodollar Advances may be prepaid without premium or penalty (except as provided in the next succeeding paragraph) together with accrued interest thereon to and including the date of prepayment, provided such prepayment date must be the last day of the then current Interest Period of such Advance. The Bank shall maintain its records to reflect the amount and date of each Advance and of each payment of principal and interest thereon. All such records shall, absent manifest error, be conclusive as to the outstanding principal amount hereof; provided, however, that the failure to make any notation on the Bank's records shall not limit or otherwise affect the obligations of the undersigned to repay each advance made by the Bank, in accordance with the terms hereof.

      The undersigned agrees to indemnify the Bank and hold the Bank harmless from any loss or expense which the Bank may sustain or incur, including without limitation, interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain a Eurodollar Advance hereunder, as a consequence of
(a) default by the undersigned in payment of the principal amount of or interest on a Eurodollar Advance,
(b) default by the undersigned in making any prepayment of a Eurodollar Advance after the undersigned gives notice in accordance with this Note, and/or (c) the making of any payment of a Eurodollar Advance on a day which is not the last day of the then applicable Interest Period with respect thereto. When claiming the indemnification under this paragraph, the Bank shall provide to the undersigned a statement explaining the amount of any such loss or expense which statement shall in the absence of manifest error be conclusive with respect to the undersigned. The indemnity obligations hereunder shall survive payment in full of the Note.

      As security for the payment of this Note, and of all other obligations and liabilities of the undersigned to the Bank, whether now or hereafter existing, joint, several, direct, indirect, absolute, contingent, secured, matured, or unmatured, the undersigned grants to the Bank a right of setoff against, a continuing security interest in, and an assignment and pledge of all moneys, deposits (general or special), securities and other property of the undersigned and the proceeds thereof, now or hereafter held by the Bank on deposit, in safekeeping, in transit, or otherwise, at any time credited by or due from the Bank to the undersigned, or in which the undersigned shall have an interest.

      Upon the occurrence and continuance of any of the following (each an "Event of Default"): (a) default in the payment when due of any amount hereunder; (b) filing by or against the undersigned of a petition commencing any proceeding under any bankruptcy, reorganization, rearrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, now or hereafter in effect; (c) making by the undersigned of an assignment for the benefit of creditors; (d) petitioning or applying to any tribunal for the appointment of a custodian, receiver, or trustee for the undersigned or for a substantial part of its assets; (e) death or incapacity of the undersigned (if an individual); (f) entry of any judgment or order of attachment, injunction or governmental tax lien or levy issued against the undersigned or against any property of the undersigned; (g) consent by the undersigned to assume, suffer, or allow to exist, without the prior written consent of the Bank, any liens, mortgages, assignment or other encumbrances in existence on the date hereof and consented to in writing by the bank; (h) default in the punctual payment or performance of this or any other obligation to the Bank or to any other lender at any time; (i) the existence or occurrence at any time of one or more conditions or events which, in the sole opinion of the Bank, has resulted or is reasonably likely to result in a material adverse change in the business, properties or financial condition of the undersigned; (j) failure on request to furnish any financial information or to permit inspection of the books and records of the undersigned; (k) any warranty, representation, or statement in any application, statement, or agreement which proves false in any material respect; (l) default in the observance or performance of any covenant or agreement of the undersigned herein or in any other agreement between the Bank and the undersigned; or (m) any of the foregoing events (other than the event described in clause (a)) shall occur with respect to any guarantor of the undersigned's obligations hereunder then this Note shall, at the sole option of the Bank, become due and payable without notice or demand; provided, however, if
an event described in clause (b), clause (c), or clause (d) above occurs, this Note shall automatically become due and payable.

      Upon the occurrence and during the continuance of an Event of Default,the Bank shall be entitled to setoff against and apply to the payments hereof the balance of any account or accounts maintained with the Bank by the undersigned and to exercise any other right or remedy granted hereunder, or under any agreement between the undersigned and the Bank or available law or in equity, including, but not limited to, the rights and remedies of a secured party under the New York Uniform Commercial Code. The failure by the Bank at any time to exercise any such right shall not be deemed a waiver thereof, nor shall it bar the exercise of any such right at a later date. Each and every right and remedy granted to the Bank hereunder or under any agreement between the undersigned and the Bank or available at law or in equity shall be cumulative and not exclusive of any other rights, powers, privileges, or remedies, and may be exercised by the Bank from time to time and as often as may be necessary in the sole and absolute discretion of the Bank.

      The undersigned agrees to pay, on demand, all of the Bank's costs and expenses, including reasonable counsel fees (whether in-house or outside counsel), in connection with the collection of any amounts due to the Bank hereunder or in connection with the enforcement of the Bank's rights under this Note.

      This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict or choice of laws.

      THE UNDERSIGNED HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND CONSENTS TO THE PLACING OF VENUE IN THE COUNTY OF NASSAU OR OTHER COUNTY PERMITTED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION, OR
PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION, OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCIDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION, OR PROCEEDING IS IMPROPER, OR THAT THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE UNDERSIGNED AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OR SUCH JUDGMENT. THE UNDERSIGNED AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO ITS ADDRESS SET FORTH BELOW OR SUCH OTHER ADDRESS THAT THE UNDERSIGNED SHALL HAVE NOTIFIED THE BANK IN WRITING OR ANY METHOD AUTHORIZED BY THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS PROHIBITED BY LAW, THE UNDERSIGNED HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE.

     The undersigned and the Bank hereby agree and acknowledge that any and all information relating to the undersigned which is furnished by the undersigned to the Bank (or any affiliate of the Bank), and which is non-public, confidential, or proprietary in nature, shall be kept confidential by the Bank or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to the undersigned may be distributed by the Bank or such affiliate (a) to the Bank's or other affiliate's directors, officers, employees, attorneys, affiliates, auditors, and regulators, and (b) upon the order of a court or other governmental agency having jurisdiction over the Bank or such affiliate, to any other party. The undersigned and the Bank further agree that this provision shall survive the termination of this Note.

      The Bank shall not, by any act, delay, omission, or otherwise, be deemed to have waived any of its rights and/or remedies hereunder. No change, amendment, modification, termination, waiver, or discharge, in whole or in part of any provision of this Note shall be effective unless in writing and signed by the Bank, and if so given by the Bank, shall be effective only in the specific instance in which given. The undersigned acknowledges that this Note and the undersigned's obligations under this Note are, and shall at all times continue to be, absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of the undersigned under this Note. The undersigned absolutely, unconditionally, and irrevocably waives any and all rights to assert any set-off, counterclaim, or crossclaim of any nature whatsoever with respect to this Note or the undersigned's obligations hereunder.

      In the event any one or more of the provisions contained in this Note should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      The undersigned hereby waives presentment, demands for payment, protest, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

      As used herein, the following terms shall have the following meanings:

      "Bank" shall be defined to include the Bank, its successors and assigns, and any holder hereof.

      "Business Day" means (a) a day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close and (b) relative to the date of (i) continuing an Advance as, or converting an Advance to, a Eurodollar Advance, (ii) making any payment or prepayment of principal of or payment of interest on a Eurodollar Advance, or
(iii) the undersigned giving any notice (or the number of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in (b)(i) or (b)(ii), any day on which dealings in U.S. dollars are carried on the London interbank eurodollar market.

      "Eurocurrency Reserve Requirement" means for any day as applied to a Eurodollar Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including without limitation, basic, supplemental, marginal, and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System orother governmental authority having jurisdiction with respect thereto), as from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such system.

      "Interest Period" with respect to any Eurodollar Advance means:

            (a) Initially, the period commencing on the date such Eurodollar Advance is made and ending one, two, or three months thereafter; and

            (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Advance and ending one, two, or three months thereafter, as selected by the undersigned by irrevocable written notice to the Bank not less than three (3) Business Days prior to the last day of the then current Interest Period with respect to the Eurodollar Advance; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period pertaining to a Eurodollar Advance would otherwise end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event, such Interest Period shall end on the immediately preceding Business Day;

                  (ii) if the undersigned shall fail to give notice as provided in clause (b) above, the undersigned shall be deemed to have requested conversion of the affected Eurodollar Advance to a Prime Rate Advance on the last day of the then current Interest Period with respect thereto;and

                  (iii) any Interest Period that begins on the last BusinessDay of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

      "Prime Rate" shall mean a fluctuating rate per annum equal to the prime rate of interest as published in the Money Rates column of the Wall Street Journal from time to time. Any change in the Prime Rate shall take effect onthe date of the change in the Prime Rate.

      "Reserved Adjusted LIBOR" shall mean with respect to the Interest Period pertaining to a Eurodollar Advance, the rate per annum equal to the quotient (rounded upwards to the next higher 1/16 of one percent) of (a) the annual rate of interest at which dollar deposits of an amount comparable to the amount of such Loan and for a period equal to the Interest Period applicable thereto are offered to the Bank in the London interbank market at approximately 11:00 a.m. (London time) on the second Business Day prior to the beginning of such Interest Period, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Requirement.

      "Undersigned" shall mean, if this Note is signed by more than one party, unless otherwise stated herein, the "undersigned and each of them" and each undertaking herein contained shall be their joint and several undertaking. The Bank may proceed against one or more of the undersigned at one time or from time to time as it elects in its sole and absolute discretion.

      In the event the Bank shall have determined (which determination shall be conclusive and binding upon the undersigned) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserved Adjusted LIBOR for any requested Interest Period or with respect to the continuation of a Eurodollar Advance beyond the expiration of the then current Interest Period with respect thereto, the Bank shall forthwith give notice of such determination, confirmed in writing, to the undersigned. If such notice is given, any outstanding Eurodollar Advance shall be converted, on the last day of the then current Interest Period with respect thereto, to a Prime Rate Advance. Such notice shall be withdrawn by the Bank when the Bank shall determine that adequate and reasonable means exist for ascertaining Reserved Adjusted LIBOR.

      Notwithstanding anything to the contrary contained elsewhere in this Note if any change after the date hereof in law, rule, regulation, guideline, or order or in the interpretation thereof by any governmental authority charged with the administration thereof, shall make it unlawful for the Bank to make or maintain any Advance as a Eurodollar Advance, then, by written notice to the undersigned, the Bank may require that the Eurodollar Advance be converted to a Prime Rate Advance, whereupon the Eurodollar Advance shall be automatically converted to a Prime Rate Advance as of the date of such notice to the undersigned.

      In the event that any change in applicable law or regulation, or in the interpretation thereof by any governmental authority charged with the administration thereof, shall impose on or deem applicable to the Bank any other costs or assessments, the undersigned shall pay to the Bank on demand an amount sufficient to compensate the Bank for the additional cost resulting from the maintenance or imposition of such reserves, costs, or assessments.

      Any consents, agreements, instructions, or requests pertaining to any matter in connection with this Note, signed by any one of the undersigned, shall be binding upon all of the undersigned. This Note shall bind the respective successors, heirs, or representatives of the undersigned.
This Note and the Line shall not be assigned by the undersigned without the Bank's prior written consent.

      IN WITNESS WHEREOF, the undersigned has duly executed this Note the day and year first above written.

Witness: /s/  Silvia Mullens                 Elk Associates Funding Corporation
         ------------------------

 By: /s/ Gary C. Granoff
 -----------------------------------
 Name: Gary C. Granoff
Title: President

Borrower's Address:

747 Third Avenue, 4th Floor
New York, New York 10017